Exhibit 99.1

中正達會計師事務所

Centurion ZD CPA & Co.

Certified Public Accountants (Practising)

Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong.

香港 紅磡 德豐街22號 海濱廣場二期 13樓1304室

Tel 電話: (852) 2126 2388  Fax 傳真: (852) 2122 9078

Email 電郵: info@czdcpa.com

LETTER OF AUDIT PROGRESS

Our office is located in Hong Kong Special Administrative Region of the PRC (“HKSAR”). In order to prevent the COVID-19 disease outbreak in HKSAR, the government of HKSAR announced that (i) beginning on February 4, 2020, individuals, including Hong Kong residents, travelling between Hong Kong and the Mainland or between Hong Kong and other places will have to use control points at the Hong Kong International Airport, Shenzhen Bay and the Hong Kong-Zhuhai-Macao Bridge, and that it closed other land and water ports between mainland and HKSAR, and (ii) beginning on February 8, 2020, the Department of Health of the HKSAR issued quarantine orders to all people entering Hong Kong from the Mainland, including Hong Kong residents, Mainland residents and visitors from other places. People concerned are required to stay at home or another accommodation to complete a fourteen-day compulsory quarantine.

These measures had or will have adverse impacts on the timeliness to the annual audit of Nova LifeStyle, Inc. (the “Company”), i.e., adversely affect our overall on-site audit schedules as well as the timeliness of express delivery service of documents (such as audit confirmations) between mainland and HKSAR.

There is no reasonable basis for us to complete the audit work by April 14, 2020. According to the order (No. 34-88318) from the SEC, the Company need to apply the relief for SEC filing by March 30, 2020, to make sufficient time period for us to complete our audit work to support our audit report.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

(successor to Centurion ZD CPA Limited)

Hong Kong, China

March 27, 2020